EXHIBIT 10.5


                                FORBEARANCE AGREEMENT
                                ---------------------

     This FORBEARANCE AGREEMENT (this "Agreement") is made this 7th day of July, 2003, by and between COMMUNITY NATIONAL BANCORPORATION (the "Borrower") and MICHAEL E. WARD (the "Lender").

                                     WITNESSETH:

     WHEREAS, the Borrower and the Lender entered into a Loan and Stock Pledge Agreement dated as of even date herewith (the "Loan Agreement"; for convenience, all terms used in this Agreement and not defined herein shall have the meanings given thereto or referenced in the Loan Agreement), pursuant to which the Lender has made a loan (the "Loan") to the Borrower, on terms and conditions identical to the loan made by Nexity Bank to the Borrower on March 31, 2002 (the "Nexity Loan"), and the proceeds of the Loan were used to pay off the Nexity Loan in full; and

     WHEREAS, certain Defaults under the Loan Agreement have occurred and are continuing, and certain additional Defaults under the Loan Agreement may occur after the date of this Agreement, which Defaults would, but for this Agreement, entitle the Lender to exercise its rights and remedies under the Financing Documents and under applicable law; and

     WHEREAS, the Lender has agreed to forbear from exercising its rights and remedies under the Financing Documents and under applicable law for a limited period of time, on the terms and subject to the conditions set forth below;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound thereby, the parties hereby agree as follows:

     1. The Borrower acknowledges, stipulates and agrees that certain Defaults have occurred and are continuing (the "Existing Defaults"), which Defaults would, but for this Agreement, entitle the Lender to exercise its rights and remedies under the Financing Documents and under applicable law.

     2. Subject to the continuing satisfaction of the forbearance conditions set forth below, the Lender agrees to forbear from exercising any and all rights and remedies under the Financing Documents or under applicable law as a result of any Default under the Financing Documents, until the date which is the first anniversary of the date of this Agreement (the "Maturity Date"), so long as the financial condition of the Borrower and each of its subsidiaries continues no worse than their respective individual conditions on the date of this Agreement (the "Financial Condition Requirement").

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     3.   On and after the date of this Agreement, the Lender will make additional advances to the Borrower under the Note and the Loan Agreement in a principal amount which, when added to the principal amount of the Loan outstanding on the date of this Agreement, would equal $5,100,000.

     4. Notwithstanding anything to the contrary set forth in the Financing Documents, (a) interest will accrue on all principal amounts owing by the Borrower under the Financing Documents at a per annum rate equal to (i) the default interest rate payable under the Note from time to time plus (ii) 0.75%, and will be payable monthly in arrears; and (b) all principal amounts owing by the Borrower under the Financing Documents, fees (including the forbearance fee owing under this Agreement) and other obligations of the Borrower under the Financing Documents (except for interest payable monthly pursuant to (a) above) will not become due and payable until the Maturity Date, subject, however, to the Lender's right, upon receipt of any banking regulatory approvals or notices of non-objection, to accelerate and exercise other rights and remedies pursuant to Section 2 above in the event that at any time after the date of this Agreement the Financial Condition Requirement ceases to be met.

     5. The Lender hereby (a) consents to the sale by the Borrower of all of the capital stock of Cumberland National Bank (the "Cumberland Stock") and (b) agrees to release its security interest in the Cumberland Stock effective as of the closing of such sale, provided, however, that the Borrower shall pay over to the Lender, at the time of closing, $2,200,000 of the proceeds received from such sale. Such payment shall be applied exclusively to the outstanding principal amount of the Loan. In connection with the closing of such sale, the Lender agrees to execute and/or deliver such documents (including, without limitation, original stock certificate(s)) as the Borrower shall reasonably request to further evidence the release of the Lender's security interest in the Cumberland Stock pursuant to this Agreement.

     6. On the date of this Agreement the Borrower shall pay to the Lender all reasonable and actual out-of-pocket expenses of the Lender incurred in connection with the consummation of the Loan transaction and the forbearance evidenced by this Agreement (including reasonable and actual attorneys' fees and accountants' fees).

     7. In consideration of the forbearance extended by the Lender, the Borrower hereby promises to pay to the Lender a one-time forbearance fee of $100,000, which fee shall be in addition to any all principal, interest, and other fees payable with respect to the Loan. Such forbearance fee shall be due and payable on the Maturity Date as set forth in Section 4 above.

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     8.   This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia.

     9. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10. Borrower acknowledges that Lender is related by blood to Jimmie Ann Ward, who is one of the directors of the Borrower, and that she did not participate as a director in any action by the Borrower in connection with this Agreement or the Loan transaction.


                              [signature page follows]

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     IN WITNESS HEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       COMMUNITY NATIONAL
                                       BANCORPORATION

                                       By:    /s/Theron G. Reed
                                              ---------------------------
                                       Name:  Theron G. Reed
                                              ---------------------------
                                       Title: President
                                              ---------------------------


                                       MICHAEL E. WARD

                                       /s/Michael E. Ward
                                       ----------------------------------


                         Signature Page - Forbearance Agreement